EXHIBIT 11.1

	    FREEPORT-McMoRan INC. AND CONSOLIDATED SUBSIDIARIES
		 COMPUTATION OF NET INCOME PER COMMON AND
			  COMMON EQUIVALENT SHARE

						     Three Months Ended
							   March 31,
						     --------------------
						      1994          1993
						     ------        ------
							(In Thousands,
						  Except Per Share Amounts)
 Primary:
   Net income (loss) applicable to
     common stock                                   $12,373       $(55,346)
						    =======       ========

   Average common shares outstanding                140,063        140,933
   Common stock equivalents:
     Stock options                                    1,000            914
						    -------        -------
   Common and common equivalent shares              141,063        141,847
						    =======       ========

   Net income (loss) per common and
     common equivalent share                           $.09          $(.39)
						    =======       ========

 Fully diluted:
   Net income (loss) applicable to common stock:
   Net income (loss)                                $12,373       $(55,346)
   Plus preferred dividends                            -              -
   Plus interest, net of tax effect, on
     convertible subordinated debentures               -              -
						    -------        -------
   Net income (loss) applicable to
     common stock                                   $12,373       $(55,346)
						    =======       ========

   Average common shares outstanding                140,063        140,933
   Common stock equivalents:
     Stock options                                    1,000          1,955
   Convertible securities:
     Preferred stock                                   -              -
     Convertible subordinated debentures               -              -
						    -------        -------
   Common and common equivalent shares              141,063        142,888
						    =======       ========
   Net income (loss) per common and
     common equivalent share                           $.09          $(.39)
						    =======       ========